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                                                                    Exhibit 11.1

                           UNIVERSAL ELECTRONICS INC.
                        COMPUTATION OF PER SHARE EARNINGS

                                  THREE MONTHS ENDED DECEMBER 31,    YEAR ENDED DECEMBER 31,
                                  --------------------------------  --------------------------
                                         1996          1995            1996         1995
                                  --------------   --------------    ----------   -----------
Common stock outstanding,
  beginning of period                  6,750,898     6,741,578     6,750,898     6,741,578

Weighted average common stock
 outstanding from:

  Common stock issued for employee
    retirement plan                        9,961       -               5,100        -

  Common stock issued upon
    exercise of stock options             23,391         9,059        17,724         2,587

   Common stock resulting from
    purchase of Treasury stock          (415,000)       -           (112,437)
                                         -------     ---------     ---------     ---------

Weighted average common stock
 outstanding                           6,369,250     6,821,337     6,661,285     6,744,731

Weighted average common stock
 equivalents:

Stock options                            -             70,700        -              33,566
                                       ---------     ---------     ---------     ---------

Weighted average common stock
 and common stock equivalents
 outstanding                           6,369,250     6,821,337     6,661,285     6,777,731

Net income (loss) attributable to
 common stockholders                 $(2,084,434)   $1,334,384   $(2,294,747)   $  319,527
                                      ===========   ===========  ============   ==========
Net income (loss) per common stock
 and common stock equivalents        $     (0.33)   $     0.20   $     (0.      $    0 .05
                                     ============   ===========  ============   ==========

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